SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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UNITED FINANCIAL CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNITED
FINANCIAL
CORP.

120 First Avenue North
Great Falls, Montana 59401
(406) 727-6106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Financial Corp. (the “Company”) will be held at the La Quinta Inn, 600 River Drive South, in Great Falls, Montana on May 25, 2004 at 1:00 p.m., Mountain time, for the following purposes:

1.	To elect three Directors of the Company to serve on the Board of Directors until the Annual Meeting of Shareholders to be held in 2007 or until their successors are duly elected and qualified and;

2.	To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

        The Board of Directors has selected April 13, 2004 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

        You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend this meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

By the Order of the Board of Directors

Kurt R. Weise
Chairman of the Board

May 3, 2004

PROXY STATEMENT

        This Proxy Statement (the “Proxy Statement”) is being furnished to shareholders of United Financial Corp., a Minnesota corporation (the “Company”), in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the La Quinta Inn, 600 River Drive South, in Great Falls, Montana on May 25, 2004, at 1:00 p.m., Mountain time, and at any adjournment or adjournments thereof. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is May 3, 2004.

Record Date; Shareholders Entitled to Vote; Quorum

        The Board of Directors of the Company has selected April 13, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A total of 2,420,773 shares of the Company’s Common Stock were outstanding as of the close of business on that date. Shareholders will be entitled to cast one vote for each share of the Company’s Common Stock held by them at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the shareholders. A majority of the voting power of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the Annual Meeting.

Voting Your Shares; How Proxies Are Counted

        All valid proxies received in response to the solicitation will be voted in accordance with the instructions indicated thereon by the shareholders giving such proxies. If no contrary instructions are given, each such proxy will be voted in favor of the election of the three Director nominees named in this Proxy Statement, unless and to the extent authority to do so is withheld in the enclosed proxy.

        Shares voted as “withhold vote for” one or more Director nominees will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the Director nominees with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

        The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that described herein. If any other business is properly presented at the Annual Meeting and may be properly voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.

Revoking Your Proxy

        Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by filing written notice of such revocation to the Secretary of the Company (which notice shall be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person. Proxies solicited by the Company’s Board of Directors hereby are for use solely at the Annual Meeting and any adjournment or adjournments thereof.

Cost of Solicitation

        The expense of this proxy solicitation will be borne by the Company. To the extent necessary, proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in the solicitation will not receive any additional compensation for such solicitation. The Company will request recordholders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such recordholders for their reasonable expenses incurred in doing so.

Corporate Governance

        The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) establishes a number of new corporate governance standards and disclosure requirements. The Securities and Exchange Commission (the “SEC”) has issued additional rules to implement the Sarbanes-Oxley Act. In addition, Nasdaq recently adopted changes to its corporate governance and listing standards. The Board has reviewed the Company’s governance policies and practices against the requirements of the Sarbanes-Oxley Act, related SEC rules and Nasdaq’s new listing standards. As a result, the Company has taken steps to implement those rules and listing standards. In particular, the Company has:

  established a Nominating Committee and adopted a Nominating Committee Charter;
  adopted a Code of Ethics and Business Conduct applicable to directors, officers and employees of the Company and of Heritage Bank;
  amended its Audit Committee Charter;
  adopted a Compensation Committee Charter; and
  commenced holding regularly scheduled meetings of the Company’s non-management directors, separate from management.

        Our Audit, Compensation and Nominating Committee charters and Code of Ethics and Business Conduct can be obtained by visiting the Company’s website and clicking on the Corporate Governance link on the Company’s home page www.ufcmontana.com, or by writing to: United Financial Corp., c/o Investor Relations, P.O. Box 2779, Great Falls, MT 59403.

Communication with Directors

        The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate with the chairs of the Audit, Compensation and Nominating Committees of the Board, or with our independent directors, by sending a letter to the following address: United Financial Corp., P.O. Box 2421, Great Falls, MT 59403. All communications will be relayed to the appropriate members.

Compensation of Directors

        All Directors of the Company and Heritage Bank receive one $350 fee for each monthly board meeting. In addition, Directors not employed by the Company or its affiliates receive a monthly retainer of $350. The Company also reimburses Directors for out-of-pocket expenses incurred in attending monthly board meetings. All Directors are eligible for awards under the 2000 Long-Term Incentive and Stock Option Plan (the “Stock Option Plan”). Each Director of the Company was granted 750 stock options in May of 2003 at an exercise price of $17.47 per share.

Board Meetings and Committees

        During the year ended December 31, 2003, the Board of Directors of the Company held nine regularly scheduled and special meetings. All Directors attended at least 75% of the meetings of (i) the Board of Directors held during the periods for which they served as Directors and (ii) the Board committees on which they served during the periods that they served on such committees. The Company has no policy regarding Director attendance at annual shareholders meetings. Last year, all directors attended the annual meeting with the exception of Mr. Albert who had a death in the family and was unable to attend. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

        The Audit Committee consists of Messrs. Madison and Murray and Dr. Bloemendaal, each of whom meets the criteria for independent directors set forth in the Nasdaq listing standards. Mr. Dybdal was a member of the Committee until he passed away in September 2003. In April 2004, Mr. Murray was appointed to the Board and the Audit Committee. The Board has determined that Mr. Murray meets the definition of “audit committee financial expert” as defined by Item 401(h), Regulation S-K, of the Securities Act of 1933, as amended. The Audit Committee’s responsibilities include overseeing:

  the conduct of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements and the integrity of the Company’s audited financial statements and other financial reports;
  the performance of the Company's internal accounting and financial controls function;
  the engagement, replacement, compensation, qualifications, independence and performance of the Company’s independent auditors; and
  the portions of the Company’s Code of Ethics and Business Conduct and related policies regarding the Company’s accounting, internal accounting controls or auditing matters.

The Audit Committee held six meetings during the year ended December 31, 2003.

        The Audit Committee operates under a formal written charter originally adopted by the Board of Directors in 2000 and amended in 2004. As part of its periodic review of audit committee-related matters, the Audit Committee has received updates on the relevant requirements of the Sarbanes-Oxley Act, the revised rules of the SEC and the new corporate governance listing standards of Nasdaq that were adopted in 2003. The Board amended the Committee charter effective April 1, 2004 to implement these new rules and standards. A copy of the revised charter is attached to this Proxy Statement as Appendix A.

Compensation Committee

        The Compensation Committee consists of Messrs. Madison and Murray and Dr. Bloemendaal, each of whom meets the independence criteria set forth in the Nasdaq listing standards. Due to his position as Chief Executive Officer and Chairman of the Company, Mr. Weise was deemed not to meet the independence standards of Nasdaq, and he resigned from the Committee at the Company’s March 2004 Board meeting. Mr. Dybdal was a member of the Committee until he passed away in September 2003. The Compensation Committee’s responsibilities include:

  evaluating officer and director compensation policies, goals, plans and programs;
  determining the cash and non-cash compensation of the Company’s directors and executive officers;
  reviewing and making recommendations to the Board with respect to the administration of the Company’s equity-based and other incentive compensation plans;
  evaluating the performance of the Company's executive officers;
  assisting the Board in evaluating potential candidates for executive officer positions with the Company and oversee management succession planning; and
  producing the Committee report required by the applicable rules and regulations of the Securities and Exchange Commission and other regulatory bodies for inclusion in the Company’s annual proxy statements.

The Compensation Committee operates under a formal written charter approved by the Board of Directors effective April 1, 2004. The Compensation Committee met once during the year ended December 31, 2003.

Nominating Committee

        The Nominating Committee was formed in December 2003, and consists of Mr. Madison and Dr. Bloemendaal each of whom meets the independence criteria set forth in the Nasdaq listing standards. Due to his position as Chief Executive Officer of Heritage Bank, Mr. Clark was deemed not to meet the independence standards of Nasdaq, and he resigned from the Committee at the Company’s March 2004 Board meeting. The Nominating Committee’s responsibilities include assisting the Board in:

  establishing the minimum qualifications for a director nominee, including the qualities and skills that Board members are expected to possess;

  identifying and evaluating individuals qualified to become Board members, consistent with criteria approved by the Board; and
  selecting, or recommending that the Board select, the director nominees for election at the next annual meeting of shareholders, and filling vacancies on the Board occurring between annual meetings of shareholders.

        The Committee operates under a formal written charter approved by the Board of directors effective April 1, 2004. The Nominating Committee did not meet in 2003.

        The Nominating Committee will consider nominees recommended by shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations.” The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. It is not anticipated that the Committee will adopt specific minimum qualifications for Committee-recommended nominees, but that the Committee will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by the Company, and special skills. The Nominating Committee will also evaluate whether the nominee’s skills are complimentary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation of the Company’s market areas.

        The Nominating Committee may solicit Directors and officers of the Company for names of potential candidates for director nominations. The Nominating Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of potential nominees. However, the Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

        The Nominating Committee makes a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting.

        No candidates for director nominations were submitted to the Nominating Committee by any shareholder in connection with the 2004 Annual Meeting of Shareholders.

PROPOSAL ONE – ELECTION OF DIRECTORS

        In accordance with the Company’s bylaws, the Company’s Board of Directors is divided into three classes, each class to have, as nearly as possible, an equal number of members. The members of each class are elected for terms of three years with one of the three classes of Directors to be elected each year. The number of Directors currently serving on the Company’s Board of Directors is eight.

        J. William Bloemendaal, William L. Madison and Kenneth R. Murray have been nominated for reelection to the Company’s Board of Directors for three-year terms expiring in 2007. Mr. Murray was appointed to the Board of Directors on April 2, 2004 to fill the vacancy left by Elliott L. Dybdal, who passed away in September 2003. Each of the Director nominees listed below has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If any Director nominee becomes unable to serve, the proxy solicited hereby will be voted for the election of such other person or persons as the Board of Directors shall select.

        The following table sets forth the names of and certain information concerning the Director nominees and continuing members of the Board of Directors of the Company.

Name	Age	Director Since	Term	Positions Currently Held With the Company and Its Subsidiaries

Director Nominees

J. William Bloemendaal	74	1976	2007	Director

William L. Madison	48	1996	2007	Director

Kenneth R. Murray	66	2004	2007	Director

Continuing Directors

Larry D. Albert	53	1998	2005	Director

Jerome H. Hentges	62	1998	2005	Director

Steve L. Feurt	48	1998	2005	Senior Vice President, Chief Credit Officer and Director of the Company and Executive Vice President and Senior Lending Officer of Heritage Bank

Kurt R. Weise	47	1998	2006	Chairman, Chief Executive Officer and Director of the Company, Director and Vice President of Heritage Bank

Kevin P. Clark	48	1998	2006	Senior Vice President, Secretary and Director of the Company, President and Chief Executive Officer of Heritage Bank

        Dr. Bloemendaal is a physician specializing in orthopaedic surgery. He has practiced medicine since 1961 and has been associated since 1975 with Great Falls Orthopaedic Associates, a nine member physician group specializing in orthopaedic surgery. Dr. Bloemendaal currently serves as President of Great Falls Orthopaedic Associates.

        Mr. Madison has served as President/owner of Johnson Madison Lumber Co., Inc., a retail building materials business in Great Falls, Montana, since 1984.

        Mr. Murray is a former Group Executive Vice President of Wells Fargo & Company, a position he held until his retirement from Wells Fargo & Company in 1999. He has nearly 40 years of banking experience, having begun his banking career at Chase Manhattan Bank in 1962.

        Mr. Albert has served as President and Chief Executive Officer of Central Bank, located in Stillwater, Minnesota, since 1996. Before joining Central Bank, he served as President of AmeriBank, a community bank with $150 million in assets located in the Minneapolis/St. Paul, Minnesota area. He has over 25 years of experience in banking.

        Mr. Hentges is the President of Central Bank–Eden Prairie, and has been with Central Bank since 1989. Before joining Central Bank, he held various senior management positions in banks such as Firstar Bank Minnesota and Metro Bank Bloomington. He has over 30 years of experience in banking in the Minneapolis/St. Paul, Minnesota area.

        Mr. Feurt has served as Chief Credit Officer of the Company and Executive Vice President, Senior Lending Officer and director of Heritage Bank since 1998. Mr. Feurt has served as Senior Vice President of the Company since May 2000.

        Mr. Weise has served as Director and Vice President of Heritage Bank since 1998. Since 1999, Mr. Weise has also served as Chief Executive Officer of the Company and became Chairman of the Company in January 2003. Mr. Weise also serves as President of Central Financial Services (“CFS”) and President of Central Bancshares Inc. (“Central Bancshares”). CFS is a bank consulting firm which is owned solely by Mr. John Morrison, the Company’s former Chairman and currently its largest shareholder. Central Bancshares is the parent company of Central Bank, located in Stillwater, Minnesota, which was founded by Mr. Morrison in 1988. He has been involved with the Central Bank group of companies since they were founded in 1988.

        Mr. Clark has served as Secretary of the Company and President and Chief Executive Officer of Heritage Bank since 1998. Mr. Clark was elected as Senior Vice President of the Company in May 1998. He has over 29 years of experience in banking.

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES FOR THE TERMS INDICATED.

        The affirmative vote of a majority of the shares of Common Stock present and entitled to vote with respect to the election of Directors is required for the election of the Director nominees to the Board of Directors.

AUDIT COMMITTEE REPORT AND APPOINTMENT OF AUDITORS

Audit Committee Report

        The Audit Committee of the Company’s Board of Directors is composed of the following independent directors: Messrs. Murray and Madison and Dr. Bloemendaal. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing standards. Mr. Dybdal was a member of the Committee until he passed away in September 2003. Mr. Murray was appointed to the Committee in April 2004. The Audit Committee operates under a written charter adopted by the Board of Directors.

        Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report on the Company’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed with management and the independent accountants the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented.

        The Company’s independent accountants also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with the independent accountants the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last year were compatible with maintaining the independent accountants’ independence.

        Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Members of the Audit Committee

J. William Bloemendaal
Elliott L. Dybdal, (through September 2003)
William L. Madison, (Chairman through March 2004)
Kenneth R. Murray, (Chairman effective April 2004)

ADDITONAL INFORMATION ABOUT OUR INDEPENDENT AUDITOR

Change in Independent Auditor

        On January 27, 2004, the Company, acting with authority from its Audit Committee, dismissed Moss Adams LLP (“Moss Adams”) as the Company’s independent auditor, effective upon completion of the audit for the year ended December 31, 2003, and engaged McGladrey & Pullen, LLP (“McGladrey”) as its new independent auditor for the year beginning January 1, 2004.

        Moss Adams’ reports on the Company’s financial statements as of and for the years ended December 31, 2003 and December 31, 2002 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2003 and December 31, 2002 and through January 27, 2004, there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        During the years ended December 31, 2003 and December 31, 2002 and through January 27, 2004, there were no reportable events (as defined in Item 304(a)(1)(v), Regulation S-K of the Securities Act of 1933, as amended).

        McGladrey has accepted the appointment as independent auditor. During the years ended December 31, 2003 and December 31, 2002, or the subsequent interim period through January 27, 2004, the Company did not consult with McGladrey regarding: (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was the subject of a disagreement with the Company’s former accountant or a reportable event (as contemplated by Item 304, Regulation S-K of the Securities Act of 1933, as amended).

        Representatives of McGladrey are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. There will be no representatives of Moss Adams present at the Annual Meeting.

Audit Fees

        Audit fees billed or expected to be billed to the Company by Moss Adams for the audit of the Company’s financial statements for the years ended December 31, 2003 and 2002 and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q totaled $71,645 and $75,534, respectively. No audit fees were billed or are expected to be billed to the Company by McGladrey.

Audit-Related Fees

        Audit-related fees billed or expected to be billed to the Company by Moss Adams for the years ended December 31, 2003 and 2002 totaled $6,500 and $0, respectively. These fees relate to audits of the employee benefit plan. No such fees were billed or are expected to be billed to the Company by McGladrey.

Tax Fees

        Fees billed or expected to be billed to the Company by Moss Adams for tax services provided for the years ended December 31, 2003 and 2002 totaled $7,764 and $6,424, respectively. Tax services provided included the review of the Company prepared Federal and State of Montana Corporate Income Tax Returns prior to filing and certain tax consultation services regarding an Internal Revenue Service Examination and the sale of a Company subsidiary. No such fees were billed or are expected to be billed to the Company by McGladrey.

All Other Fees

        There were no fees billed for services not included above by Moss Adams for the years ended December 31, 2003 or 2002.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        The services performed by Moss Adams in 2003 were pre-approved in accordance with pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, review, attest and non-audit services that the independent auditors may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services expected to be performed by the independent auditors in each of these categories in the following fiscal year be presented to the Audit Committee for approval.

        Any requests for audit, review, attest and non-audit services must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company’s Board of Directors is composed of the following non-employee directors: Messrs. Madison and Murray and Dr. Bloemendaal. Mr. Weise served as Chairman of the Compensation Committee during 2003. All members of the Committee have been determined to be independent as defined by Nasdaq listing standards, except for Mr. Weise who resigned from the Committee in March 2004. Mr. Dybdal was a member of the Committee until he passed away in September 2003. The Compensation Committee advises the Chief Executive Officer and the Board of Directors on matters of compensation philosophy and recommends salaries, incentives and other forms of compensation for the Company’s Directors, officers and other employees. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2003.

Compensation Policy

        A basic objective of the Compensation Committee is to establish a compensation package appropriate for each officer’s scale of responsibility and performance, commensurate with the marketplace compensation for executives of companies of similar size as the Company, and to attract, motivate and retain executives of the necessary caliber. In determining each officer’s compensation, the Compensation Committee considers several performance factors including objective measurements such as the Company’s financial results. In addition, a number of subjective evaluations are used. The Compensation Committee does not base its decisions on any set profitability formulas. The Compensation Committee reviews the compensation of each officer, the individual achievements and performance of each officer and salary recommendations made by the Chief Executive Officer covering all officers (other than the Chief Executive Officer). The specific recommendations reflect the job responsibilities assigned to each officer, the manner in which those duties have been performed, and the prevailing market conditions relative to each position.

Bonus Awards for 2003

        The Company maintains a bonus plan for its executive officers and other management personnel. Bonuses payable under the plan are based on return on assets, asset quality and the overall growth and performance of the Company’s subsidiary bank. In December 2003, the Compensation Committee approved bonuses for executive officers and certain other employees for recognition of established objectives during 2003.

Chairman and CEO Compensation

        Mr. Weise was named Chairman of the Board and Chief Executive Officer of the Company in January 2003. Mr. Weise has not received direct compensation from the Company for his services in these capacities. He has been compensated for his services as an officer of the Company through CFS and as a Director through the Director’s fees received. CFS bills the Company at predetermined hourly rates for Mr. Weise’s services provided to the Company. These hourly rates are approved by the Compensation Committee and the full Board annually and are reviewed for reasonableness as compared to current market rates for similar services provided by third party accounting and investment firms. See “Executive Compensation and Other Information – Certain Relationships and Related Transactions Between Management and the Company.”

Compliance with Internal Revenue Code Section 162(m)

        As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under the Company’s Stock Option Plan will meet the requirements for qualifying as performance-based compensation.

        Section 162(m) of the Code did not affect the deductibility of compensation paid to our executive officers in 2003 and is not anticipated to affect the deductibility of such compensation expected to be paid in the foreseeable future. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

Members of the Compensation Committee

J. William Bloemendaal
Elliott L. Dybdal, (through September 2003)
William L. Madison, (Chairman effective April 2004)
Kenneth R. Murray, (as of April 2004)
Kurt R. Weise, Chairman (resigned March 2004)

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table shows the cash and non cash compensation paid by the Company during the past three years to its Chairman of the Board, Chief Executive Officer and each executive officer who received cash compensation from the Company during the year ended December 31, 2003 exceeding $100,000.

Summary Compensation Table

		Annual Compensation		Long-term Compensation Awards
Name and Principal Positions	Year	Salary	Bonus	Number of Options(2)		All Other Compensation

Kurt R. Weise	2003	(1)	—	750	(4)	—
Chairman, Chief Executive	2002	(1)	—	14,025	(3)	—
Officer and Director	2001	(1)	—	9,900	(2)	—

John M. Morrison	2003	(1)	—	—		—
Former Chairman of the	2002	(1)	—	6,600	(3)	—
Board and Director	2001	(1)	—	5,775	(2)	—

Kevin P. Clark	2003	$ 127,600	$63,800	750	(4)	$8,500	(5)
Senior Vice President,	2002	$ 121,500	$48,100	9,900	(3)	$7,600	(5)
Secretary and Director	2001	$ 115,750	$19,300	6,600	(2)	$6,100	(5)

Steve L. Feurt	2003	$ 125,500	$62,800	750	(4)	$8,500	(5)
Senior Vice President,	2002	$ 119,500	$46,000	9,900	(3)	$7,500	(5)
Chief Credit Officer and	2001	$ 111,000	$18,500	6,600	(2)	$5,800	(5)
Director

_________________

(1)

Mr. Morrison (resigned January 2003) and Mr. Weise have not received direct compensation for their services as the Company’s Chairman of the Board and Chief Executive Officer, respectively. Each has been compensated for services as a Director through the Directors’ fees and for services as an officer of the Company through CFS. See “Proposal One – Election of Directors – Compensation of Directors” and “Executive Compensation and Other Information – Certain Relationships and Related Transactions Between Management and the Company – Transactions with CFS”.

(2)

Represents options granted pursuant to the Stock Option Plan, which vest in equal annual installments over a four year period with the first 25% installment vesting on May 22, 2002. All share amounts have been restated to reflect the June 2002 10% stock dividend and the June 2003 50% stock dividend.

(3)

Represents options granted pursuant to the Stock Option Plan, which vest in equal annual installments over a four year period with the first 25% installment vesting on May 21, 2003. All share amounts have been restated to reflect the June 2002 10% stock dividend and the June 2003 50% stock dividend.

(4)

Represents options granted pursuant to the Stock Option Plan, which vest in equal annual installments over a four year period with the first 25% installment vesting on May 20, 2004. All share amounts have been restated to reflect the June 2002 10% stock dividend and the June 30, 2003 50% stock dividend.

(5)	Includes the Company’s match contributed on behalf of such officer to the Company’s 401(k) Thrift Retirement Plan (the “401(k) Plan”).

        Long-Term Incentive Compensation.   Long-term incentives are provided through the grant of stock options. The grants are designed to align the interest of each executive officer with those of our shareholders and provide each individual with an incentive to seek the same objectives as shareholders, to retain executives through vesting and to lower the overall cash cost of compensation. In general, option grants are viewed as incentives for future performance and not as compensation for past accomplishments. In determining the number of shares subject to stock option grants, the Board of Directors takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options vest over a period of four years and are generally not exercisable for at least one year after the date of grant. Each option grant allows the individual to acquire shares of the Company’s Common Stock at a fixed price per share over a ten-year period of time. Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of the option grant.

        Stock Option Plan.   The Stock Option Plan was adopted by the Company’s Board of Directors on January 25, 2000 and approved by the Company’s shareholders at the Annual Meeting held on May 23, 2000. The purpose of the Stock Option Plan is to aid in attracting and retaining employees, management, other personnel and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford them an opportunity to acquire a proprietary interest in the Company. The Stock Option Plan provides for a maximum of 198,000 shares of the Company’s Common Stock for issuance under options or other awards subject to adjustment in certain circumstances.

        The following table contains information concerning the grant of stock options under the Stock Option Plan during 2003 to each of the executive officers named in the Summary Compensation Table.

Stock Options Granted in 2003

Individual Grants					Potential Realizable
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted in 2003	Exercise Price	Expiration Date	Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Kurt R. Weise	750	10.0%	$17.47	5/20/13	$8,200	$20,900
John M. Morrison	—	0%	$17.47	5/20/13	—	—
Kevin P. Clark	750	10.0%	$17.47	5/20/13	$8,200	$20,900
Steve L. Feurt	750	10.0%	$17.47	5/20/13	$8,200	$20,900

_________________

(1)

Each option represents the right to purchase one share of the Company’s Common Stock, subject to vesting in equal annual installments over a four year period with the first 25% installment vesting on May 20, 2004. All options become fully vested upon a change in control of the Company. All option amounts have been restated to reflect the June 2003 50% stock dividend.

(2)

These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

        The following table sets forth information concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003 for each of the executive officers named in the Summary Compensation Table.

Aggregated Options Exercises in 2003 and Year End Option Values

			Number of Securities Underlying Unexercised Options At Year End(#)		Value of Unexercised In-the-Money Options At Year End($) (1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kurt R. Weise	—	—	13,406	17,869	$202,604	$236,282
John M. Morrison	—	—	10,725	9,900	$169,859	$138,713
Kevin P. Clark	—	—	10,106	12,919	$154,329	$170,470
Steve L. Feurt	—	—	10,106	12,919	$154,329	$170,470

_________________

(1)	Calculated based on the difference between the exercise prices of such options and the price of the Company’s Common Stock at December 31, 2003, which was $26.10 per share.

        Deferred Compensation Plans.   The Company has a deferred compensation agreement with Kevin P. Clark that provides for pre-determined periodic payments over 15 years upon retirement or death. In the event of acquisition of the Company by a third party, disability or early retirement, the pre-determined payments are based on years of service. Assuming Mr. Clark retires at age 62, the projected annual benefit is $67,476 for a total payment of $1,012,140 over the 15 year period. Amounts expensed under this agreement were approximately $8,500 during the year ended December 31, 2003.

        In October 1999, the Company adopted a supplemental retirement agreement with Steve L. Feurt that provides for benefits upon retirement, disability or death. The plan vests 10% of benefits for every plan year of employment and 100% of benefits after 10 plan years. Benefits become fully vested upon determination of full or partial disability, death or change of control, with payment made in a lump sum within 60 days. Assuming Mr. Feurt retires at age 65, the projected lump sum payment amount is $314,987. The amount expensed under this agreement was approximately $7,400 for the year ended December 31, 2003.

EQUITY COMPENSATION PLANS

        The following table sets forth information with respect to securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans	182,550	$12.04	8,042
approved by security holders
Equity compensation plans not	—	—	—
approved by security holders

Total	182,550	$ 12.04	8,042

_________________

(1)	Consists of shares that are outstanding, and shares available for future issuance, under the Stock Option Plan described above.

(2)	Restricted stock and performance awards are permitted under the Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        Messrs. Madison and Murray and Dr. Bloemendaal currently serve on the Company’s Compensation Committee. Mr. Dybdal served on the Compensation Committee through September 2003, and Mr. Weise resigned from the Committee in March 2004. None of these individuals has at any time been an officer or employee of the Company with the exception of Mr. Weise, who serves as Chairman and Chief Executive Officer of the Company and Vice President of Heritage Bank. No interlocking relationship exists between the members of the Board of Directors or the Compensation Committee and the members of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

        Heritage Bank, a wholly-owned subsidiary of the Company, has made the following loans which exceed $60,000 to members of the Compensation Committee, or their related businesses, in the ordinary course of business. These loans are currently made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and, in the judgment of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

Name	Nature of Indebtedness	Largest Aggregate Amount for the Year Ended December 31, 2003	Balance at December 31, 2003	Note Rate at December 31, 2003	Matures
Johnson Madison	General Business
Lumber Co.	Line of Credit	$1,536,960	—	5.00%	06-01-04
Mr. Madison,
Owner	Equipment	$292,204	$244,192	4.50%	06-01-05
	Line of Credit

Other Related	Commercial	$1,290,084	$906,550	4.00% to 8.00%	01-15-04
Businesses	Real Estate				To
Mr. Madison,	Loans				09-15-08
Owner

Great Falls Othopeadic	Commercial
Association,	Non-mortgage	$410,721	—	—	Refinanced
Dr. Bloemendaal,
President

Boneco, LLC	Commercial
Dr. Bloemendaal,	Non-mortgage	$341,663	$341,663	4.50%	05-01-06
Shareholder

Elliott Dybdal	Real Estate Loan	$175,000	—	7.25%	06-01-03

Mr. Madison	Home Equity Loan	$93,286	$18,097	4.00%	08-04-08

Certain Relationships and Related Transactions Between Management and the Company

        Loans to Directors and Officers.   The Company has a wholly owned subsidiary, Heritage Bank. Heritage Bank has made and in the future may make mortgage and consumer loans to the Company’s Directors and executive officers in accordance with applicable federal and State of Montana statutes and regulations. These loans are currently made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and, in the judgment of management, do not involve more than the normal risk of collectibility or present other unfavorable features. Other than to members of the Compensation Committee, as discussed above, Heritage Bank had no loans which exceed $60,000 to Directors and executive officers of the Company during 2003.

        See “Compensation Committee Interlocks and Insider Participation”.

        Transactions with CFS.   CFS, of which John M. Morrison is the sole shareholder and Chairman of the Board of Directors, and Kurt R. Weise is the President, provides to the Company and Heritage Bank, various management services, including accounting and tax services, investment consulting, personnel consulting, asset-liability management and regulatory consulting. CFS has been providing similar services to various banks and financial services organizations since December of 1988. Fees for these services totaled approximately $459,000 for the year ending December 31, 2003. The fees are billed by CFS on an hourly basis for work performed by Mr. Morrison, Mr. Weise and four other CFS employees. Neither Mr. Morrison or Mr. Weise receive direct compensation from the Company for their services. Each is compensated for their services as officers of the Company through the fees paid to CFS. Through CFS, Mr. Morrison and Mr. Weise earn annual salaries of $139,000 and $145,000, respectively. The Company’s portion of those salaries was approximately 54% based upon CFS billings during 2003.

        Loan Participation Transactions.   From time to time, Central Bank, the Stillwater, Minnesota bank founded by Mr. Morrison, sells loan participations to Heritage Bank. Heritage Bank did buy loan participations in the amount of approximately $2,506,500 from Central Bank in 2003. The Company expects such transactions to continue to occur in the future. Such sales will be made on substantially the same terms as loan participations are sold to nonaffiliated persons.

SECURITIES OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of February 29, 2004 concerning the shares of Company’s Common Stock beneficially owned by each Director, by each Director nominee, by the executive officers named in the Summary Compensation Table above and by all Directors and executive officers of the Company as a group. There are no beneficial owners of more than five percent of the Company’s Common Stock other than Mr. Morrison, who is listed below. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the Common Stock indicated. As of February 29, 2004, 2,444,142 shares of the Company’s Common Stock were issued and outstanding.

Name	Number of Shares Beneficially Owned (6)		Percent of Shares Outstanding
John M. Morrison	810,589	(1)	33.0%
Kurt R. Weise	68,936	(2)	2.8
Kevin P. Clark	67,745	(3)	2.8
Steve L. Feurt	49,280	(4)	2.0
J. William Bloemendaal	40,707	(5)	1.6
Elliott Dybdal	38,623	(7)	1.5
William L. Madison	4,043		*
Jerome H. Hentges	3,381		*
Larry D. Albert	3,833		*
All Directors and executive
officers as a group (9 persons)	1,087,137		43.7

_________________
* Less than 1%.

(1)

Includes 46,275 shares held by Central Bancshares of which Mr. Morrison is the sole shareholder, 32,290 shares held by CFS of which Mr. Morrison is the sole shareholder, 6,426 shares held in a trust for the benefit of Susan Morrison and 22,110 and 2,145 shares, respectively, held in the Individual Retirement Accounts (“IRAs”) of John Morrison and Susan Morrison. Mr. Morrison’s address is 5500 Wayzata Blvd., Suite 145, Golden Valley, MN 55416.

(2)	Includes 5,880 shares held by Mr. Weise in an IRA and 3,000 shares held by Mr. Weise’s spouse and 300 shares held by Mr. Weise’s children.

(3)

Includes 4,521 shares held by Mr. Clark in an IRA, 424 shares held by Mr. Clark’s spouse in an IRA, 8,706 shares in a 401(k) Thrift Retirement Plan and 4,701 shares held in the name of his children, for whom Mr. Clark is custodian.

(4)	Includes 9,465 shares held by Mr. Feurt in an IRA and 7,442 shares in a 401(k) Thrift Retirement Plan.

(5)

Includes 10,607 shares held by Dr. Bloemendaal in an IRA and 30,100 shares for which voting and investment power of such shares are shared with Dr. Bloemendaal’s spouse with whom shares are held jointly.

(6)

Includes the following shares subject to options exercisable within 60 days of February 29, 2004: Mr. Morrison, 10,725 shares; Mr. Weise, 13,406 shares; Mr. Clark, 6,106 shares; Dr. Bloemendaal, 0 shares, Mr. Feurt, 10,106 shares; Mr. Madison, 1,238 shares; Mr. Hentges, 206 shares; Mr. Albert, 1,238 shares; and for all directors and executive officers as a group (excluding Mr. Dybdal), 43,025 shares.

(7)	Includes 37,387 shares owned by Mr. Dybdal’s estate at December 31, 2003 and 1,236 shares subject to options exercisable within 60 days of December 31, 2003. Mr. Dybdal passed away in September, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and beneficial owners of more than ten percent of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and Directors, the Company believes that during 2003 all Directors, executive officers and beneficial owners of more than ten percent of the Company’s Common Stock of the Company complied with their Section 16(a) filing requirements.

STOCK PRICE PERFORMANCE GRAPH(1)

        The graph below compares cumulative total shareholder return of the Company, the Standard & Poor’s (“S & P”) 500 Index and the SNL Thrift and Bank Index. Total returns assume a $100 investment on December 31, 1998 and are based on reinvestment of all dividends.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals

        Any shareholder wishing to include a proposal in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders must submit such proposal for consideration in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement no later than December 27, 2004. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

        Management may use discretionary authority to vote against any shareholder proposal presented at the Company’s 2005 Annual Meeting of Shareholders if: (1) such proposal has been properly omitted from the Company’s proxy materials under federal securities law, (2) notice of such proposal was not submitted to the Secretary of the Company at the address indicated on the first page of this Proxy Statement by March 12, 2005 or (3) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company’s Common Stock required to carry the proposal.

Director Nominations

        The Nominating Committee will consider nominees for the Board recommended by shareholders who meet the eligibility requirements for submitting shareholder proposals for inclusion in the Company’s next proxy statement. If an eligible shareholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, Nomination Committee, care of the Corporate Secretary of the Company, by the deadline for shareholder proposals set forth in the Company’s last proxy statement, specifying the following information: (a) the name and contact information of the nominee, (b) the name and contact information of the shareholder making the nomination, (c) a representation that the nominating shareholder is a shareholder of record of the Company’s stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee’s qualifications for membership on the Board, (e) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the shareholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected. All such recommendations will be brought to the attention of the Nominating Committee, and the Nominating Committee shall evaluate such director nominees in accordance with the same criteria set forth in this Charter or as otherwise approved by the Committee or the Board.

ADDITIONAL INFORMATION

        The Company has filed with the Commission, for the year ended December 31, 2003, an Annual Report on Form 10-K, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder who represents in his or her request that he or she was the beneficial owner of the Company’s Common Stock on April 13, 2004, a copy of the Annual Report on Form 10-K. Requests should be directed to: Paula J. Delaney, CFO, United Financial Corp., P.O. Box 2779, Great Falls, Montana 59403.

        You are urged to vote, sign, date and return the accompanying proxy in the enclosed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the Annual Meeting in person.

By the Order of the Board of Directors

Kurt R. Weise
Chairman of the Board

May 3, 2004

Appendix A

Charter of the Audit Committee
of the Board of Directors of
United Financial Corp.

Amended as of April 1, 2004

1.     Purposes.

        The primary purposes of the Audit Committee (the “Committee”) of United Financial Corp. (the “Company”) are to oversee on behalf of the Company’s Board of Directors (the “Board”): (a) the conduct of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements and the integrity of the Company’s audited financial statements and other financial reports; (b) the performance of the Company’s internal accounting and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of the Company’s independent auditors, and (d) the portions of the Company’s Code of Ethics and Business Conduct and related policies regarding the Company’s accounting, internal accounting controls or auditing matters. The Committee’s function is one of oversight only and shall not relieve the responsibilities of the Company’s management for preparing financial statements that accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

2.    Composition.

        (a)    At Least Three Members; Chairperson. The Committee shall consist of a minimum of three independent directors as defined in Section 2(b) below. The Board shall designate a Committee member as the Chairperson of the Committee, or if the Board does not do so, the Committee members shall appoint a Committee member as Chairperson by a majority vote of the authorized number of the Committee members.

        (b)    Independence. All members of the Committee shall be “independent” as determined by the Board and as defined in the listing standards of the Nasdaq Stock Market or such other national securities exchange on which the Company’s securities are then listed, as the same may be amended from time to time (the “listing standards”), Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any other rules or regulations of the Securities and Exchange Commission (the “SEC”) and any other laws applicable to the Company.

        (c)    Financial Literacy. Each member of the Committee shall, upon appointment to the Committee, be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. At least one member of the Committee shall be an “audit committee financial expert” as defined in applicable SEC rules and regulations, or otherwise meet the “financial sophistication” requirements set forth in the listing standards.

        (d)    Prohibition Against Past Involvement in Company Financial Statements. No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years.

        (e)    Appointment. Subject to the requirements of the listing standards and the Bylaws of the Company, the Board initially shall appoint the Committee members to serve until the first meeting of the Board following the next Annual Meeting of Shareholders. Thereafter, the Committee members shall be appointed by the Board for one year terms and until their successors are appointed and qualified, or until their earlier retirement, resignation or removal. Any member of the Committee may be removed, with or without cause, by the approval of a majority of the independent directors then serving on the full Board. The Board may fill any vacancies on the Committee by a majority vote of the authorized number of directors.

3.    Meetings; Reports and Resources of the Committee.

        (a)    Meetings. The Committee shall meet as often as it determines necessary or advisable, but not less frequently than quarterly. The Committee also may hold special meetings or act by unanimous written consent as the Committee may decide. The meetings may be in person or by telephone. The Committee shall keep written minutes of its meetings and shall deliver a copy of such minutes to the Board and to the Corporate Secretary of the Company for inclusion in the Company’s minute books. The Committee periodically shall meet separately with management, the internal auditors and the independent auditors. The Committee may request any officer or employee of the Company, the Company’s legal counsel, the Committee’s independent counsel or the Company’s independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The foregoing notwithstanding, the Committee also may exclude from its meetings any persons it deems appropriate including, but not limited to, any director who is not a member of the Committee.

        (b)       Procedures. The Committee may establish its own procedures in a manner not inconsistent with this Charter, the Company’s Bylaws, applicable laws or regulations, or the listing standards. The Chairperson of the Committee or a majority of the Committee members may call meetings of the Committee. A majority of the authorized number of Committee members shall constitute a quorum for the transaction of Committee business, and the vote of a majority of the Committee members present at the meeting at which a quorum is present shall be the act of the Committee, unless in either case a greater number is required by this Charter, the Company’s Bylaws, applicable laws or regulations, or the listing standards.

        (c)       Reports. The Committee shall report its actions and recommendations to the Board after each Committee meeting. The Committee also shall make regular reports to the Board regarding, among other things, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function. The Committee shall provide to the Board at an appropriate time prior to preparation of the Company’s proxy statement for its Annual Meeting of Shareholders, a report of the Committee, which report shall be included in such proxy statement. The report shall include such information as may be required under the SEC’s rules and regulations.

        (d)       Committee Access and Resources. The Committee is at all times authorized to have direct, independent and confidential access to the Company’s other directors, management and personnel, as well as to the Company’s books, records and facilities, to carry out the Committee’s purposes. The Committee shall have the sole authority, to the extent it deems necessary or appropriate, to retain and terminate independent legal, accounting or other experts or advisers selected by the Committee for matters related to the Committee’s purposes. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, compensation to any independent legal, accounting or other experts or advisers employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

4.     Authority and Responsibilities.

        The Committee’s role is one of oversight. The Company’s management is responsible for the preparation and accuracy of the Company’s financial statements and for designing the Company’s internal controls and procedures, and the Company’s independent auditors are responsible for auditing the Company’s financial statements in accordance with generally accepted accounting principles (“GAAP”). While the Committee has certain authority and oversight responsibilities under this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations or to assure the operating effectiveness of internal controls or accounting systems. In the absence of their reason to believe that such reliance is unwarranted, the Committee members may rely without independent verification on the information provided to them and on the representations made by the Company’s management and independent auditors.

        Additionally, the Committee recognizes that the Company’s management, as well as the Company’s independent auditors, have more time, knowledge and more detailed information concerning the Company than do

Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the work or independence of the Company’s independent auditors. In addition, auditing literature, particularly Statement on Auditing Standards No. 71, defines the term “review”to include a particular set of required procedures to be undertaken by independent auditors. The Committee members are not independent auditors, and the term “review” as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements. Furthermore, the Committee’s authority and oversight responsibilities do not assure that the audits of the Company’s financial statements have been carried out in accordance with GAAP.

        The Committee shall have the direct authority and responsibility to select, appoint, retain, compensate, evaluate and oversee the work of the Company’s independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and, if necessary or advisable in the Committee’s sole discretion, to terminate and replace the Company’s independent auditors. The Committee shall have the sole authority to approve all audit engagement fees and terms. The Company’s independent auditors shall report directly and be accountable to the Committee.

        The following functions and responsibilities are set forth as a guide, with the understanding that the Committee has the authority to diverge from this guide as appropriate given the circumstances. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible to best react to changing conditions and circumstances, and that the Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

        To fulfill its purposes, the Committee shall:

        Financial Statements and Disclosure Matters

        (a)    Review the Company’s financial statements and, as part of that review, (i) review and discuss with management and the independent auditors, prior to public release: (A) the Company’s annual audited and quarterly financial statements to be filed with the SEC; (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (C) any certifications by the Company’s principal executive officer and principal financial officer regarding the Company’s financial statements, internal accounting and financial controls and procedures, and disclosure controls and procedures, that will be filed with or furnished to the SEC; and (ii) discuss with the independent auditors the matters of which the independent auditors inform the Committee and that are required to be discussed under applicable auditing standards; and (iii) make a recommendation to the Board regarding the inclusion of the annual audited financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

        (b)    Discuss with management and the independent auditors and review (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (ii) any new, or significant changes in, accounting policies of the Company and any potential changes in accounting, auditing, review and financial reporting standards and regulations promulgated by authoritative standard setting or regulatory bodies that may have a significant impact on the Company’s financial reports; and (iii) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

        (c)    At least annually, review and discuss reports from the independent auditors on:

•	All critical accounting policies and practices to be used;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	Other material written communications between the independent auditors and management, such as any management letter, any report on observations and recommendations on internal controls, any schedule of unadjusted audit differences and any listing of adjustments and reclassifications not recorded.

        (d)     Discuss generally with management and review the Company’s press releases regarding financial results, including the use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to any public disclosure thereof.

        (e)     Review and discuss with management and the independent auditors the existence and effect of any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with entities of which the Committee is made aware whose accounts are not consolidated in the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

        (f)     Discuss with management and the independent auditors any significant new or unusual transactions or other significant matters or events not in the ordinary course of business that have occurred and their views of the accounting treatment given thereto.

        (g)     Review and discuss periodically with legal counsel any legal and regulatory matters that may have a material impact on the Company’s financial statements, or the Company’s compliance policies and programs. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements, financial disclosures or accounting policies.

        (h)     Discuss with management and the independent auditors the Company’s significant financial risks or exposures and assess the steps management has taken to monitor, control and minimize such risks or exposures. Discuss with management and the independent auditors the Company’s systems and policies with respect to risk monitoring, assessment and management.

        (i)     Discuss with the independent auditors, before filing with the SEC any periodic report containing financial statements, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or amended from time to time), including the independent auditors’ judgments about the quality, as well as the acceptability, of the accounting principles used and the judgments made in the preparation of the Company’s financial statements.

        (j)     Consider and review separately with the independent auditors and management (i) the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls; (ii) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (iii) any special audit steps adopted or which need to be adopted in light of control deficiencies and weaknesses, if any; (iv) any problems or difficulties encountered in the course of the audit work, such as any restrictions on the scope of activities or access to requested information, and management’s response to such problems or difficulties, including any significant disagreements with management; (v) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; (vi) the adequacy and effectiveness of those portions of the Company’s Code of Ethics and Business Conduct that relate to the integrity of the Company’s financial reporting, including any changes to or waivers provided under such Code since the last review; and (vii) the related findings and recommendations of the independent auditors together with management’s responses on such matters.

        Oversight of the Company’s Relationship with the Independent Auditors

        (k)    At least annually, request and obtain from the independent auditors a formal written statement describing (i) all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 (or any similar requirements as may be issued in the future by authoritative standards setting or regulatory bodies); (ii) the independent auditors’ quality-control systems and procedures and their effectiveness; and (iii) any material issues raised by the most recent quality-control review, or peer review meeting guidelines acceptable under the listing standards, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues. The Committee shall actively engage in a dialogue with management and the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors from management and the Company, and shall take, or recommend that the full Board take, appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ objectivity and independence.

        (l)    Consider and pre-approve all non-audit services that are not prohibited under the rules and regulations of the SEC and all audit, review and attest services to be performed for the Company by its independent auditors (including the fees and terms thereof), subject to the de minimis exceptions, under certain circumstances described in the rules and regulations of the SEC, for permissible non-audit services which are approved by the Committee prior to the completion of the audit. All such approvals shall be disclosed in the Company’s definitive proxy statements for its Annual Meetings of Shareholders and additionally in its Annual Reports on Form 10-K if such information is not incorporated therein by reference to the proxy statement. The Committee may establish pre-approval policies and procedures for particular services of which it is informed, and may delegate the authority to grant pre-approvals to one or more members of the Committee (but not to management), whose decisions must be presented to the full Committee at its next scheduled meeting.

        (m)    Review, evaluate and confirm the regular rotation of the lead or coordinating audit partners having primary responsibility for the audit, or of the audit partners responsible for reviewing the audit, as required by the rules and regulations of the SEC.

        (n)    Establish policies, consistent with the rules and regulations of the SEC, for the Company’s hiring of current or former partners, principals, shareholders or employees of the independent auditors, or their close family members.

        (o)    Review and discuss with the independent auditors and management (i) all significant findings during the year, including the status of previous audit recommendations; (ii) the overall scope and plans for the audit (including the audit budget and the adequacy of compensation, resources and staffing); (iii) any changes required in the planned scope of the audit; and (iv) the coordination of audit efforts to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

        Compliance Oversight Responsibilities

        (p)    Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act, which addresses the discovery and disclosure of any illegal act, has not been implicated.

        (q)    Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters.

        (r)    Review any reports brought to the Committee by management, the independent auditors or the Company’s legal counsel regarding evidence of any material violation by the Company, or by any officer, director, employee or agent of the Company, of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law.

        (s)    Review (for potential conflict of interest situations) and discuss with management and the independent auditors, on an ongoing basis, any proposed related party transactions (as defined in the listing standards and the applicable rules and regulations of the SEC) or courses of dealing. In such review, consider: (i) the financial accounting accorded the transaction or course of dealing; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction or course of dealing is in accordance with GAAP. Upon completion of such review, the Committee shall either approve or disapprove each reviewed related party transaction or course of dealing and recommend such approval or disapproval to the full Board.

        (t)    Annually evaluate its own performance as a committee, including its effectiveness and compliance with its Charter, and report to the Board the results of such evaluation and any recommended changes. Review and reassess, at least annually, the adequacy of this Charter and submit any recommended changes to the Board for its consideration.

        (u)    Perform any other activities, consistent with this Charter, the Company’s Bylaws and applicable listing standards and laws, as the Committee or the Board deems necessary or appropriate.

================================================================================
PROXY - UNITED FINANCIAL CORP.
================================================================================

REVOCABLE PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of
Shareholders and Proxy Statement dated May 3, 2004, hereby appoints Kurt R.
Weise and Kevin P. Clark (each with the power to act alone and with the power of substitution and revocation) to vote all shares of Common Stock of United
Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the La Quinta Inn, 600
River Drive South in Great Falls, Montana on May 25, 2004 at 1:00 p.m., Mountain
Time, and at any and all adjournments thereof, as indicated on the reverse side.

This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of United Financial Corp. of your decision to revoke this proxy, either in person at the Annual Meeting or in writing.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED.

(CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)

    [LOGO]                                              000000 0000000000 0 0000
UNITED FINANCIAL
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     CORP.                                              000000000.000 ext
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DESIGNATION (IF ANY)                                    000000000.000 ext
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ADD 3
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ADD 6                                                   HOLDER ACCOUNT NUMBER

                                                        C 1234567890    J N T
[BAR CODE INFORMATION]

                                                        [BAR CODE INFORMATION]

                                                        [ ] Mark this box with
                                                            an X if you have
                                                            made changes to your
                                                            name or address
                                                            details above.

================================================================================
ANNUAL MEETING PROXY CARD
================================================================================

A. ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote "FOR" the listed nominees.

                                          FOR       WITHHOLD
01 - J. William Bloemendaal               [ ]          [ ]

02 - William L. Madison                   [ ]          [ ]

03 - Kenneth R. Murray                    [ ]          [ ]

B. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
   INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.
All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 -                            Signature 2 -                             Date
Please keep signature within the box     Please keep signature within the box      (mm/dd/yyyy)
 ___________________________________      ___________________________________       __________
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